SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING   10/31/2006
FILE NUMBER 811-3443


72 DD. 1 Total income dividends for which record date passed during the period.  ($000's Omitted)
         Class A                                              0
       2 Dividends for a second class of open-end compay shares ($000's Omitted)
         Class B                                              0
         Class C                                              0
         Class P                                           5833

73 A.    Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                       000.0297
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                       000.0297
         Class C                                       000.0297
         Class P                                       000.0297


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                            360
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                             54
         Class C                                              5
         Class P                                        185,915

74V.   1 Net asset value per share (to nearest cent)
         Class A                                        $ 12.74
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                        $ 12.64
         Class C                                        $ 12.64
         Class P                                        $ 12.77